Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 25, 2006, included in Amendment No. 1 to the Registration Statement on Form SB-2 and related Prospectus of Chatsworth Data Solutions, Inc. (formerly Adera Mines Limited) for the registration of shares of its common stock.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

February 5, 2007